UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): May 12, 2021

ADDENTAX GROUP CORP.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-206097	35-2521028
(Commission File Number)	(IRS Employer Identification No.)

Kingkey 100, Block A, Room 4805, Luohu District,
Shenzhen City, China 518000	N/A
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATXG	OTC Markets

Registrant’s telephone number, including area code: (86) 755 82330 336

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR§ 240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 12, 2021, the Board of Directors (the “Board”) of Addentax Group Corp. (the “Company”) appointed Mr. Jiangping (Gary) Xiao (“Mr. Xiao”) as an independent director effective on the date of the Company’s completion of its public offering or the listing of its ordinary shares on a national securities exchange, whichever is the later (the “Effective Date”).

On May 13, 2021, Mr. Li Weilin (“Mr. Li”) resigned as an independent director, the compensation committee member, the audit Committee member and the chairperson of the nominating and corporate governance committee of Addentax Group Corp.. Mr. Li’s resignation was effective immediately.

The Board has determined that Mr. Xiao satisfies the definition of “independent director” in accordance with Rule 5605(a)(2) of the Marketplace Rules of The Nasdaq Stock Market, Inc. and Section 10(A)(m)(3) of the Securities Exchange Act of 1934, as amended.

Mr. Xiao will serve as the chairman of the nominating and corporate governance committee, a compensation committee member, and an audit committee member.

The biography for Mr. Xiao is set forth below:

Mr. Jiangping (Gary) Xiao, age 40, has been the vice president of finance and accounting at Hilco IP Merchant Banking since July 2019. Since December 2020, Mr. Xiao has been serving as an independent director and the chairman of the nominating and corporate governance committee of Wunong Net Technology Company Limited (Nasdaq: WNW). From March 2017 to March 2019, Mr. Xiao served as the chief financial officer of Professional Diversity Network, Inc.. From June 2013 to April 2016, Mr. Xiao served as the chief financial officer and financial controller of Petstages Inc.. From August 2008 to May 2013, Mr. Xiao served as the operation financial controller    of the operations management group of The Jordan Company, a private equity firm. From June 2006 to August 2008, Mr. Xiao served as a senior finance associate in the financial planning and analysis department of United Airlines   , Inc.. Mr. Xiao obtained a master’s degree in business administration from the Ross School of Business Management at the University of Michigan in 2006 and a bachelor’s degree in accounting from Tsinghua University in Beijing, China, in 2000.

Mr. Xiao has entered into an independent director agreement with the Company, pursuant to which Mr. Xiao will receive annual cash compensation of $15,000 payable quarterly in advance on the first business day of each calendar quarter. The first compensation payment after the Effective Date will comprise a pro-rata amount from the Effective Date through to the end of the relevant calendar quarter and thereafter quarterly payments in advance of each calendar quarter.

Mr. Xiao has no family relationships with any of the executive officers or directors of the Company. Save except for independent director agreement as stated above, there is no other employment agreement between the Company and Mr. Xiao, nor are there any arrangements or plans in which the Company will provide compensation, bonus, pension, retirement, or similar benefits to Mr. Xiao. There have been no transactions to which the Company was or is to be a party, in which Mr. Xiao had, or will have, a direct or indirect material interest.

Item 9.01. Exhibits

Exhibit Number	Description

10.1	Independent Director Agreement with Mr. Jiangping (Gary) Xiao dated May 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Addentax Group Corp.

	By:	/s/ Hong Zhida
	Name:	Hong Zhida
Dated: May 13, 2021	Title:	Chief Executive Officer